CERTIFICATE PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Quarterly Report of Roanoke Technology Corp. (the "Company") on Amendment No. 1 to Form 10-Q for the quarter ended December 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, David Jeffrey Sternberg, Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respect, the financial condition and result of operations of the Company.

     A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ Jeffrey Sternberg
----------------------
Name:   Jeffrey Sternberg
Title:  Chief Executive Officer and
        Chief Financial Officer

Date:   April 6, 2005